EXHIBIT 31.1

CERTIFICATIONS PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002.

I, Frank E. Weise III, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q of Cott Corporation; and

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

August 4, 2004	/s/ Frank E. Weise III

Frank E. Weise III
Chairman and Chief Executive Officer